SECTION 16
POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Donna T. (Dee Dee) Lowery and/or Chandra
B. Kidd, signing singly, the true and lawful attorney-in-fact of the undersigned to:

       (1)	prepare, execute in the name and on behalf of the
undersigned, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

       (2)	execute for and on behalf of the undersigned, in the
capacity of the undersigned as an officer and/or director of The First Bancshares, Inc. (the Company), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(3)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

	(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or substitute or substitutes of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange
Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the holdings of and transactions in securities of the undersigned, issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. In affixing his or her signature to this Power of Attorney, the undersigned hereby revokes any and all previously executed Powers of Attorney for the same or similar purposes.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of May, 2023.


	By:	/s/ Valencia Williamson
	Name:	Valencia Williamson
	Title:	Director




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